EXHIBIT 99.1

PCTEL Reports $21.2 Million in Fourth Quarter Revenue

BLOOMINGDALE, Illinois – March 14, 2019 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the fourth quarter ended December 31, 2018.

Highlights from Continuing Operations

•

Revenue of $21.2 million in the quarter and $83.0 million for the year, 9% lower in the quarter and 9% lower for the year compared to the prior year. Revenue was lower in both the antenna and test & measurement product lines in the quarter and for the year compared to the prior year.

•

Gross profit margin of 40.9% in the quarter and 37.5% for the year, down 3.1% in the quarter and 4.9% for the year compared to the prior year. The decrease in the quarter is due to lower test & measurement product revenue which has higher gross margin compared to antenna products. The decrease for the year is due to both the lower test & measurement product revenue and price erosion in the small cell antenna market.

•

GAAP net loss per share of $0.53 in the quarter and a GAAP net loss of $0.75 for the year, compared to net income of $0.19 per share in the quarter and $0.24 for the year in the prior year.  Approximately $0.51 per share of the GAAP net loss in the quarter and $0.54 of the GAAP net loss in the year are attributed to non-cash income tax expense related to the Company’s valuation allowance for deferred tax assets.  The income tax adjustment reflects a full valuation allowance on the Company’s deferred tax assets.

•

Non-GAAP net income and adjusted EBITDA are measures the Company uses to reflect the results of its core earnings. A reconciliation of those non-GAAP measures to our financial statements is provided later in the press release.

•	Non-GAAP net income per share of $0.03 in the quarter and a net loss of $0.04 for the year compared to net income of $0.08 in the quarter and $0.28 for the year in the prior year.

•	Adjusted EBITDA margin as a percent of revenue of 6% in the quarter and 2% for the year compared to 10% in the quarter and 9% for the year in the prior year.

•	$35.2 million of cash and short-term investments at December 31, 2018 and no debt.

“Our combined sales force with a dedicated business development team is having a real impact in public safety, industrial IoT and 5G targeted markets,” said David Neumann, PCTEL’s CEO.  “It is encouraging to see all the major U.S. operators, along with leading operators in Europe and Asia, deploying 5G networks.  This drives test and measurement sales for deployments today and will drive growth in our small cell, transit and industrial IoT solutions over the long term.  After a challenging year, we are pleased to see sequential growth in revenue and earnings in the fourth quarter.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 2979119. The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 2979119.

About PCTEL

PCTEL, Inc. is a leading global supplier of antennas and wireless network testing solutions. Founded in 1994, we are currently celebrating our 25th anniversary. PCTEL’s precision antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). We offer in-house design, testing, radio integration, and manufacturing capabilities for our customers. PCTEL’s test and measurement tools improve the performance of wireless networks globally, with a focus on LTE, public safety, and emerging 5G technologies. Network operators, neutral hosts, and equipment manufacturers rely on our scanning receivers and testing solutions to analyze, design, and optimize their networks.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, growth of our antenna solutions and test and measurement businesses, anticipated demand for certain products including those related to antennas, the industrial IoT and the rollout of 5G, our expectations regarding increasing capital expenditures in 2019 by wireless operators, the impact of tariffs on certain imports from China, and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the impact of data densification and IoT on capacity and coverage demand, impact of 5G, customer demand for these types of products and services generally including demand from customers in China, growth and continuity in PCTEL’s vertical markets, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

Kevin McGowanMichael Rosenberg

CFODirector of Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 372-6800(301) 444-2046

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$4,329	$5,559
Short-term investment securities	30,870	32,499
Accounts receivable, net of allowances of $63 and $319 at December 31, 2018 and December 31, 2017, respectively	15,864	18,624
Inventories, net	12,848	12,756
Prepaid expenses and other assets	1,416	1,605
Total current assets	65,327	71,043

Property and equipment, net	12,138	12,369
Goodwill	3,332	3,332
Intangible assets, net	1,029	2,113
Deferred tax assets, net	0	7,734
Other noncurrent assets	45	72
TOTAL ASSETS	$81,871	$96,663
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,083	$5,471
Accrued liabilities	5,801	7,481
Total current liabilities	11,884	12,952
Long-term liabilities	381	392
Total liabilities	12,265	13,344
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,271,249 and 17,806,792 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	18	18
Additional paid-in capital	133,859	134,505
Accumulated deficit	(64,055)	(51,258)
Accumulated other comprehensive (loss) income	(216)	54
Total stockholders’ equity	69,606	83,319
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$81,871	$96,663

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

REVENUES	$21,241	$23,301	$82,979	$91,437
COST OF REVENUES	12,543	13,056	51,898	52,626
GROSS PROFIT	8,698	10,245	31,081	38,811
OPERATING EXPENSES:
Research and development	2,830	3,002	11,851	11,142
Sales and marketing	3,024	3,236	12,083	12,630
General and administrative	3,184	3,028	12,355	13,110
Amortization of intangible assets	85	124	418	496
Total operating expenses	9,123	9,390	36,707	37,378
OPERATING (LOSS) INCOME	(425)	855	(5,626)	1,433
Other income, net	78	32	564	105
(LOSS) INCOME BEFORE INCOME TAXES	(347)	887	(5,062)	1,538
Expense (benefit) for income taxes	8,788	(2,402)	7,827	(2,471)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(9,135)	3,289	(12,889)	4,009
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	0	(39)	0	(187)
NET (LOSS) INCOME	$(9,135)	$3,250	$(12,889)	$3,822

Net (Loss) Income per Share from Continuing Operations:
Basic	$(0.53)	$0.19	$(0.75)	$0.24
Diluted	$(0.53)	$0.19	$(0.75)	$0.24

Net (Loss) Income per Share from Discontinued Operations:
Basic	$0.00	$(0.00)	$0.00	$(0.01)
Diluted	$0.00	$(0.00)	$0.00	$(0.01)

Net (Loss) Income per Share:
Basic	$(0.53)	$0.19	$(0.75)	$0.23
Diluted	$(0.53)	$0.19	$(0.75)	$0.23

Weighted Average Shares:
Basic	17,361	16,926	17,186	16,626
Diluted	17,361	17,299	17,186	16,913

Cash dividend per share	$0.055	$0.055	$0.220	$0.210

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
.	2018	2017

Operating Activities:
Net (loss) income from continuing operations	$(12,889)	$4,009
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	2,806	2,567
Intangible asset amortization	1,084	1,162
Stock-based compensation	3,261	3,005
Loss on disposal of property and equipment	19	18
Restructuring costs	(39)	(78)
Bad debt provision	265	55
Deferred tax provision	7,817	(2,647)
Changes in operating assets and liabilities:
Accounts receivable	2,362	798
Inventories	(336)	1,970
Prepaid expenses and other assets	198	(121)
Accounts payable	1,095	(1,037)
Income taxes payable	(3)	(199)
Other accrued liabilities	(1,657)	182
Deferred revenue	(40)	85
Net cash provided by operating activities	3,943	9,769
Investing Activities:
Capital expenditures	(2,754)	(2,666)
Proceeds from disposal of property and equipment	15	1
Purchases of investments	(44,591)	(49,009)
Redemptions/maturities of short-term investments	46,220	34,966
Net cash used in investing activities	(1,110)	(16,708)
Financing Activities:
Proceeds from issuance of common stock	686	1,975
Payment of withholding tax on stock-based compensation	(578)	(1,298)
Principle payments on capital leases	(125)	(98)
Cash dividends	(4,015)	(3,705)
Net cash used in financing activities	(4,032)	(3,126)
Cash flows from discontinued operations:
Net cash used in operating activities	0	(795)
Net cash provided by investing activities	0	1,434
Net cash flows provided by discontinued operations	0	639

Net decrease in cash and cash equivalents	(1,199)	(9,426)
Effect of exchange rate changes on cash	(31)	130
Cash and cash equivalents, beginning of period	5,559	14,855
Cash and Cash Equivalents, End of Period	$4,329	$5,559

PCTEL, INC.
P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended December 31, 2018				Year Ended December 31, 2018
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$16,209	$5,042	$(10)	$21,241	$66,328	$16,733	$(82)	$82,979

GROSS PROFIT	$5,423	$3,257	$18	$8,698	$20,157	$10,883	$41	$31,081

GROSS PROFIT %	33.5%	64.6%		40.9%	30.4%	65.0%		37.5%

	Three Months Ended December 31, 2017				Year Ended December 31, 2017
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$16,487	$6,861	$(47)	$23,301	$68,612	$23,019	$(194)	$91,437

GROSS PROFIT	$5,157	$5,077	$11	$10,245	$22,439	$16,354	$18	$38,811

GROSS PROFIT %	31.3%	74.0%		44.0%	32.7%	71.0%		42.4%

Reconciliation of GAAP to non-GAAP Results - Continuing Operations (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating (loss) income - Continuing Operations

		Three Months Ended December 31,		Year Ended December 31,
		2018	2017	2018	2017

	Operating (Loss) Income	$(425)	$855	$(5,626)	$1,433

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	167	666	666
	-Operating expenses	85	124	418	496
	Stock Compensation:
	-Cost of revenues	93	68	224	268
	-Engineering	158	123	620	517
	-Sales & marketing	114	112	576	474
	-General & administrative	324	244	1,841	1,745
		941	838	4,345	4,166
	Non-GAAP Operating (Loss) Income	$516	$1,693	$(1,281)	$5,599
	% of revenue	2.4%	7.3%	-1.5%	6.1%

Reconciliation of GAAP net loss to non-GAAP net (loss) income - Continuing Operations

		Three Months Ended December 31,		Year Ended December 31,
		2018	2017	2018	2017

	Net (Loss) Income	$(9,135)	$3,289	$(12,889)	$4,009

	Adjustments:
(a)	Non-GAAP adjustment to operating loss	941	838	4,345	4,166
	Income Taxes	8,740	(2,713)	7,884	(3,498)
		9,681	(1,875)	12,229	668
	Non-GAAP Net (Loss) Income	$546	$1,414	$(660)	$4,677

	Non-GAAP (Loss) Income per Share:
	Basic	$0.03	$0.08	$(0.04)	$0.28
	Diluted	$0.03	$0.08	$(0.04)	$0.28

	Weighed Average Shares:
	Basic	17,361	16,926	17,186	16,626
	Diluted	17,481	17,299	17,186	16,913

This schedule reconciles the Company's GAAP operating loss to its non-GAAP operating (loss) income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating loss (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net loss include the non-GAAP adjustments to operating loss as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating loss to Adjusted EBITDA - Continuing Operations
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Operating (Loss) Income	$(425)	$855	$(5,626)	$1,433

Add:
Depreciation and amortization	718	653	2,806	2,566
Intangible amortization	252	291	1,084	1,162
Stock compensation expenses	689	547	3,261	3,004
Adjusted EBITDA	$1,234	$2,346	$1,525	$8,165
% of revenue	5.8%	10.1%	1.8%	8.9%

This schedule reconciles the Company's GAAP operating loss to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.